Exhibit 99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

Alan Goodson, Principal Executive Officer, and Sharon Ferrari, Principal Financial Officer, of abrdn Global Infrastructure Income Fund (the “Registrant”), each certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER
abrdn Global Infrastructure Income Fund

/s/ Alan Goodson
Alan Goodson
Date: December 9, 2024

PRINCIPAL FINANCIAL OFFICER
abrdn Global Infrastructure Income Fund

/s/ Sharon Ferrari
Sharon Ferrari
Date: December 9, 2024

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.